EXHIBIT 23.2
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation on Form S-3 of our report dated March 4, 2001 (relating to the consolidated financial statements of Home Account Holdings, Inc. and subsidiary), appearing in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of InteliData Technologies Corporation dated January 11, 2001.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
April 2, 2000